Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283201

PROSPECTUS

enGene Holdings Inc.

US$300,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

We may offer and sell from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units or any combination thereof up to an aggregate initial offering price of up to US$300,000,000 in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms that will be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement. We will provide specific terms of any offering in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” beginning on page 11 of this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary—Emerging Growth Company and Smaller Reporting Company.”

Our common shares and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ENGN” and “ENGNW,” respectively. On November 20, 2024, the closing price of our common shares was $7.50 and the closing price for our warrants was $1.89.

Investing in our securities involves significant risks. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of US$300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any type of securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, as well as the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information,” before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering. You must not rely upon any other information or representation.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered, or securities sold, on a later date.

This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus or any prospectus summary were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars.

Unless the context indicates otherwise, references to the terms “enGene,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to enGene Holdings Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC and any amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We are a clinical-stage biotechnology company focused on developing gene therapies to improve the lives of patients. We are developing non-viral gene therapies based on our novel and proprietary dually derived chitosan, or “DDX”, gene delivery platform, which allows localized delivery of multiple gene cargos directly to mucosal tissues and other organs. We believe our DDX platform, with its broad tissue and disease application, has the potential to take gene therapy beyond rare genetic diseases into oncology and other underserved therapeutic areas. We have established integrated capabilities with this platform to support the clinical development and potential commercialization of our gene therapies.

Our lead product candidate, detalimogene voraplasmid, (also known as detalimogene, and previously EG-70), which is comprised of three gene cargos delivered via our proprietary DDX platform, is a therapy designed to generate a local immune reaction in proximity to tumors. We believe this enables the immune system to reduce or clear the tumor and develop memory to resist recurrence. Because this treatment does not need to deliver the therapeutic gene directly into tumor cells, it is applicable to many tumor types. We are currently developing detalimogene as a monotherapy to treat non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“Cis”) in patients that have been unresponsive to treatment with Bacillus Calmette-Guerin, or “BCG,” or what is referred to as “BCG-unresponsive NMIBC with Cis.”

In NMIBC, carcinoma in situ, or Cis, is a flat, high-grade, sessile tumor that has a high likelihood of invading the deeper layers of the bladder wall. A “high-” or “low-” tumor risk describes the degree to which the tumor pathology appears more likely to grow quickly and invade non-cancerous tissue. NMIBC with Cis is typically initially treated with a solution containing the bacterium BCG that is instilled into the bladder multiple times over the course of several months. Despite this treatment, many of these cancers recur and are unresponsive to additional BCG, allowing the cancer to spread throughout and deeper into the bladder and often requiring surgical removal of the bladder (radical cystectomy). We believe BCG-unresponsive NMIBC with Cis is currently an underserved therapeutic segment with limited treatment options, and that there is a market opportunity for detalimogene as a monotherapy for this condition. While the potential market for detalimogene may not be limited to these patients, that is our current initial focus in working to bring detalimogene to market.

Stock Exchange Listing

Our common shares and warrants are listed for trading on Nasdaq under the symbols “ENGN” and “ENGNW”, respectively.

Corporate Information

enGene’s principal executive offices are located at 4868 Rue Levy, Suite 220, Saint-Laurent, QC H4R 2P1, Canada, and the Company’s phone number is (514) 332-4888. Our website address is www.engene.com. The information found on, that can be accessed from or that is hyperlinked to our website is not part of nor incorporated by reference into this prospectus or the registration statement of which it is a part.

Emerging Growth Company and Smaller Reporting Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected to opt out of such extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of FEAC’s IPO, which occurred on December 14, 2021, (b) in which we have total annual revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common shares held by non-affiliates exceeds $250 million as of the prior April 30, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common shares held by non-affiliates exceeds $700 million as of the prior April 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial reporting with that of other public companies difficult or impossible.

Recent Developments

On October 29, 2024, we completed the private placement of 6,758,311 Common Shares (the “Subscribed Shares”), at a price of $8.90 per share (the “October 2024 PIPE Financing”) with certain institutional investors (the “October 2024 PIPE Investors”) pursuant to subscription agreements entered into on October 24, 2024 (collectively, the “October 2024 Subscription Agreements”).

We intend to use the net proceeds from the October 2024 PIPE Financing of $56.3 million, which reflects the gross proceeds of approximately $60.1 million, less offering expenses to fund the continued development of detalimogene, pre-commercial activities, the potential expansion of the DDX platform, and for working capital and general corporate purposes.

Pursuant to the October 2024 Subscription Agreements, we agreed to file a registration statement on Form S-3 with the SEC within 20 business days after the closing of the October 2024 PIPE Financing for purposes of registering for resale the Subscribed Shares, to use commercially reasonable efforts to have such registration statement declared effective and kept effective for the periods set forth in the October 2024 Subscription Agreements.

The following table sets forth our cash and cash equivalents and our capitalization as of July 31, 2024 (i) on an actual basis and (ii) on an as adjusted basis giving effect to proceeds from the October 2024 PIPE Financing. You should read this table together with information incorporated by reference in this prospectus, including Management's Discussion and Analysis and our unaudited Condensed Consolidated Financial Statements, included within our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024. Our consolidated balance sheet as of our fiscal year ended October 31, 2024, when issued, will reflect the October 2024 PIPE Financing.

	(in thousands except for shares)
	July 31, 2024	July 31, 2024
	Actual	As adjusted
Cash and cash equivalents	$257,678	$313,996

Operating lease liabilities, current and long term	$1,902	$1,902
Note payable, current and long term	22,953	22,953

Shareholders' equity (deficit)
Common shares, no par value; unlimited shares authorized, 44,215,577 and 50,973,888 shares issued and outstanding on an actual and as adjusted basis, respectively.	453,479	509,797
Additional paid-in capital	17,297	17,297
Accumulated other comprehensive loss	(1,016)	(1,016)
Accumulated deficit	(239,431)	(239,431)
Total shareholders’ equity (deficit)	230,329	286,647
Total Capitalization	$255,184	$311,502

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Special Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC which is incorporated by reference in this prospectus. New risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and our securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 and may contain “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”).

enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about:

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the ability of enGene to recognize the anticipated benefits of the business combination between Forbion European Acquisition Corporation, the Company and enGene, Inc. and related transactions (“Business Combination”), which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

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enGene’s financial performance following the Business Combination, including financial projections and business metrics and any underlying assumptions thereunder;

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the ability to maintain the listing of the Company's common shares and warrants to purchase common shares on Nasdaq or another national securities exchange;

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enGene’s success in recruiting and retaining, or changes required in, officers, key personnel or directors following the completion of the Business Combination;

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enGene’s plans and ability to execute product development, manufacturing process development, preclinical and clinical development efforts successfully and on anticipated timelines;

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enGene’s ability to design, initiate and successfully complete clinical trials and other studies for its product candidates and its plans and expectations regarding its ongoing or planned clinical trials;

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enGene’s plans and ability to obtain and maintain marketing approval from the U.S. Food and Drug Administration and other regulatory authorities, including the European Medicines Agency, for its product candidates;

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enGene’s plans and ability to commercialize its product candidates, if approved by applicable regulatory authorities;

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the degree of market acceptance of enGene’s product candidates, if approved, and the availability of third-party coverage and reimbursement;

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the ability of enGene’s external contract manufacturers to support the manufacturing, release testing, stability analysis, clinical labeling and packaging of enGene’s products;

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enGene’s future financial performance and the sufficiency of enGene’s cash and cash equivalents to fund its operations;

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the outcome of any known and unknown litigation and regulatory proceedings, including any legal proceedings that may be instituted against enGene or any of its directors or officers following the Business Combination; and

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enGene’s ability to implement and maintain effective internal controls.

All forward looking-statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

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enGene is able to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials and acquire technologies complementary to, or necessary for, its programs;

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enGene is able to enroll, in a timely manner, a sufficient number of patients in each cohort of the Phase 2 LEGEND trial to assess the efficacy and safety of detalimogene voraplasmid, or detalimogene, formerly referred to as EG-70, including, the pivotal cohort, the cohort with the BCG-naïve patient population, the BCG-exposed patient population and the BCG-unresponsive, papillary-only Ta/T1 disease;

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enGene is able to file a Biologics License Application mid-2026 with the FDA for approval to market detalimogene in the United States as a monotherapy to treat BCG-unresponsive NMIBC with Cis;

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detalimogene’s product profile can be integrated seamlessly into community urology clinics where the vast majority of NMIBC patients are treated;

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enGene is able to retain commercial rights to detalimogene in the United States and commercialize detalimogene independently, while selectively partnering outside of the United States;

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enGene is able to execute the “pipeline-in-a-product” development strategy for detalimogene; and

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enGene is able to utilize the DDX gene delivery platform to develop effective, new agents for the delivery of genetic medicines to mucosal tissues.

You should not place undue reliance on these forward-looking statements which speak only as of the date hereof. The forward-looking statements contained in this prospectus are based primarily on current expectations and projections about future events and trends that may affect our business, financial condition and operating results. The following uncertainties and factors, among other things (including those described in “Risk Factors” in our Annual Report on Form 10-K and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission (“SEC”)), could affect future performance and actual results to differ materially and adversely from those expressed in, anticipated or implied by forward-looking statements:

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the risk that the Business Combination disrupts current plans and operations of enGene as a result of consummation of the reverse recapitalization;

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the ability to recognize the anticipated benefits of the Business Combination;

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risks applicable to enGene’s business, including the extensive regulation of all aspects of enGene’s business, competition from other existing or newly developed products and treatments;

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risks associated with the protection of intellectual property, enGene’s ability to raise additional capital to fund its produce development activity, and its ability to maintain key relationships and to attract and retain talented personnel;

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the possibility that enGene may be adversely affected by changes in domestic and foreign business, market, financial, political, geopolitical, legal conditions and laws and regulations;

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the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect enGene or the expected benefits of the Business Combination; or

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other risks and uncertainties set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the SEC.

In addition, statements that “we believe” and similar statements reflect beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and those contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. and in any accompanying prospectus supplement or related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus or in any accompanying prospectus supplement or related free writing prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of any securities offered under this prospectus will be used for general corporate purposes, which may include research and clinical development, repayment of debt, commercialization of detalimogene, if approved, working capital, capital expenditures and other corporate costs. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose.

DESCRIPTION OF SHARE CAPITAL

enGene’s authorized share capital consists of an unlimited number of common shares and an unlimited number of blank cheque preferred shares, issuable in series. No preferred shares are designated, issued or outstanding.

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of October 31, 2024, we had 50,976,676 common shares issued and outstanding, outstanding warrants to purchase an additional 8,511,968 common shares, outstanding stock options to purchase an additional 6,034,513 common shares and an agreement with a lender pursuant to which warrants for a maximum of 138,696 common shares may be issued.

Under the articles of enGene (the “Articles”), the holders of common shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders. Holders of common shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred shares. Common shares have no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of enGene’s liquidation, dissolution or winding up, holders of common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred shares. The outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

The Articles provide that the enGene Board is staggered. While the staggered board provisions apply, at every annual general meeting and in every unanimous shareholder resolution in lieu thereof, all of the directors whose terms expire shall cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. The shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in a unanimous resolution appoint, the number of directors required to fill any vacancies created. The directors will hold office for the applicable terms contemplated in the staggered board provisions. Upon resignations of a director, the remaining directors may fill the casual vacancy resulting from such resignation for the remainder of the unexpired term.

The staggering of directors will make it more difficult for shareholders to change the composition of the enGene Board. The Articles provide that, the number of directors shall be no less than three and no greater than 10, and may be fixed by the enGene Board from time to time, in accordance with the Articles.

Preferred Shares

We may issue an unlimited number of preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “enGene” refer enGene Holdings Inc. but not to its subsidiaries.

As of the date of this prospectus, we have no debt securities outstanding. We may issue debt securities, separately or together, with common shares, warrants, subscription receipts or units or any combination thereof, as the case may be. The debt securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees (the “Trustee”) that will be named in a prospectus supplement for a series of debt securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to debt securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

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the specific designation of the debt securities; any limit on the aggregate principal amount of the debt securities; the date or dates, if any, on which the debt securities will mature and the portion (if less than all of the principal amount) of the debt securities to be payable upon declaration of acceleration of maturity;
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the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the debt securities that are in registered form;
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the terms and conditions under which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or otherwise;
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the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;
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the covenants applicable to the debt securities;
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the terms and conditions for any conversion or exchange of the debt securities for any other securities;
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the extent and manner, if any, to which payment on or in respect of the debt securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;
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whether the debt securities will be secured or unsecured;
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whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities which are in bearer form and as to exchanges between registered form and bearer form;
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whether the debt securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
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the denominations in which registered debt securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer debt securities will be issuable, if other than $5,000;
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each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;
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if other than United States dollars, the currency in which the debt securities are denominated or the currency in which we will make payments on the debt securities;
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material Canadian federal income tax consequences and United States federal income tax consequences of owning the debt securities;
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any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities; and any other terms, conditions, rights or preferences of the debt securities which apply solely to the debt securities.

If we denominate the purchase price of any of the debt securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any debt securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable prospectus supplement.

Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of common shares or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

To the extent any debt securities are convertible into common shares or other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

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the title and number of subscription receipts;
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the period during which and the price at which the subscription receipts will be offered;
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the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;
•
the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and
•
whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•
the designation and aggregate number of equity warrants;
•
the price at which the equity warrants will be offered;
•
the currency or currencies in which the equity warrants will be offered;
•
the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•
the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;
•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;
•
whether we will issue fractional shares;
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whether we have applied to list the equity warrants or the underlying shares on a stock exchange;
•
the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;
•
the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;
•
whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•
material US and Canadian federal income tax consequences of owning the equity warrants; and
•
any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•
the designation and aggregate number of debt warrants;
•
the price at which the debt warrants will be offered;
•
the currency or currencies in which the debt warrants will be offered;
•
the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;
•
the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;
•
the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•
the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•
the minimum or maximum amount of debt warrants that may be exercised at any one time;
•
whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;
•
material US and Canadian federal income tax consequences of owning the debt warrants; and
•
any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of the ownership and disposition of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•
the name or names of any underwriters, dealers or other placement agents;
•
the number and the purchase price of, and form of consideration for, the securities;
•
the proceeds to the Company from such sale; and
•
any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

The securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any securities offered hereby. Where we pay such commission, it will be paid out of the general corporate funds of the Company.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at-the-market distribution,” no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over-allot, our securities in connection with an offering of the securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement. This prospectus and any prospectus supplement do not contain all of the information found in the registration statement and exhibits and schedules to the registration statement. For further information about us and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement of which this prospectus is a part or to the annual, quarterly or other reports under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference herein, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and other reports and other documents with the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including information we file. You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR+ at https://www.sedarplus.com. We also maintain a website (www.engene.com). Information on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the following documents we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended October 31, 2023;
•
our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders (“Proxy Statement”), as filed with the SEC on April 18, 2024 (but only with respect to information required by Part III of the Annual Report on Form 10-K, which information included in the Proxy Statement updated and superseded the information included in Part III of our Annual Report on Form 10-K for the year ended October 31, 2023);
•
our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2024, April 30, 2024 and July 31, 2024;
•
our Current Reports on Form 8-K filed with the SEC on November 9, 2023, November 29, 2023, December 13, 2023, December 21, 2023, December 28, 2023, February 14, 2024, May 15, 2024, July 24, 2024, September 26, 2024, October 21, 2024, and October 25, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus);
•
the description of our common shares set forth in the registration statement on Form 8-A registering our common shares under Section 12 of the Exchange Act, which was filed with the SEC on October 31, 2023, including any amendments or reports filed for the purpose of updating such description; and
•
the historical and pro forma financial information set forth in Exhibits 99.1, 99.2, and 99.3 to the Form S-3 of which this prospectus forms a part.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement and from the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until all of the securities covered by this registration statement have been sold.

You may obtain copies of any of these filings without charge from our website www.engene.com, or by contacting the SEC or accessing its website as described above. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost to you, by writing us at enGene Holdings Inc., Attn: Corporate Secretary, 4868 Rue Levy, Suite 220, Saint-Laurent, QC, Canada H4R 2P1. Our telephone number is (514) 332-4888.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation existing under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities may be impacted by Canadian law and our amended organizational documents. All or substantially all of our assets are located outside the United States, and substantially all of our business, including our operations, is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York, 10004.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Morgan, Lewis & Bockius LLP, with respect to matters of U.S. law. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of enGene Holdings Inc. as of October 31, 2023 and 2022, and for the years ended October 31, 2023 and 2022, have been incorporated by reference herein in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the October 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred a net loss and negative cash flows from operating activities for the year ended October 31, 2023, has an accumulated deficit at October 31, 2023, and will require additional financing in order to fund its future expected negative cash flows, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Forbion European Acquisition Corp. for the year ended December 31, 2022 and the period from August 9, 2021 (inception) through December 31, 2021, and as of December 31, 2022 and December 31, 2021, included in this registration statement have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report appearing herein which contains an explanatory paragraph relating to substantial doubt about the ability of Forbion European Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

US$300,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

PROSPECTUS

November 21, 2024